Exhibit 21

               SUBSIDIARIES AND EQUITY ENTITIES OF THE REGISTRANT
                            (As of December 31, 1999)

                                                                   State or
                                                                   country of
     Name                                                          organization
     ----                                                          ------------

Alcoa Brazil Holdings Company                                      Delaware
      Alcoa Aluminio S.A.                                          Brazil
      Abalco S.A.                                                  Brazil
Alcoa Building Products, Inc.**                                    Ohio
Alcoa Closure Systems International, Inc.                          Delaware
Alcoa CSI Espana, S.A.                                             Spain
Alcoa International Holdings Company                               Delaware
      Alcoa Closure Systems International (Tianjin) Co., Ltd.      China
      Alcoa Europe Holding B.V.                                    Netherlands
           Alcoa Automotive GmbH                                   Germany
                Alcoa Chemie GmbH                                  Germany
                Alcoa Deutschland GmbH                             Germany
                Alcoa Extrusions Hannover GmbH & Co. KG            Germany
           Alcoa Chemie Nederland B.V.                             Netherlands
           Alcoa Europe S.A.                                       Switzerland
           Alcoa Inespal, S.A.                                     Spain
                Alumina Espanola, S.A.                             Spain
                Aluminio Espanola, S.A.                            Spain
           Alcoa Italia S.p.A.                                     Italy
           Alcoa Moerdijk B.V.                                     Netherlands
           Alcoa Nederland B.V.                                    Netherlands
           Norsk Alcoa A/S                                         Norway
      Alcoa Inter-America, Inc.                                    Delaware
      Alcoa Japan Limited                                          Japan
      Alcoa-Kofem Kft                                              Hungary
      Alcoa of Australia Limited                                   Australia
           A.F.P. Pty. Limited                                     Australia
               Hedges Gold Pty. Ltd.                               Australia
           Alcoa of Australia (Asia) Limited                       Hong Kong
      Alcoa Russia, Inc.                                           Delaware
      KAAL Australia Pty. Limited                                  Australia
      KSL Alcoa Aluminum Company, Ltd.                             Japan
      Kobe Alcoa Transportation Products, Ltd.                     Japan
Alcoa Laudel, Inc.                                                 Delaware
Alcoa Manufacturing (G.B.) Limited                                 England
Alcoa Power Generating Inc.***                                     Tennessee
Alcoa Properties, Inc.                                             Delaware
      Alcoa South Carolina, Inc.                                   Delaware


* Registered to do business in California, Florida, Georgia, Louisiana, North Carolina, Pennsylvania and Texas under the name of Alcoa Industrial Chemicals.

**   Registered to do business in Ohio under the name of Mastic.

*** Registered to do business in Tennessee under the names Tapoco and APG Trading, in Indiana under the name of AGC, in North Carolina under the names of Yadkin and Tapoco, in New York under the name of Long Sault and in Washington under the name of Colockum.

                                                                  State or
                                                                  country of
     Name                                                         organization
     ----                                                         ------------

Alcoa Recycling Company, Inc.                                     Delaware
Alcoa Securities Corporation                                      Delaware
      Alcoa Automotive Structures, Inc.                           Delaware
      Alcoa Brite Products, Inc.                                  Delaware
      Alcoa CSI de Mexico en Saltillo, S.A. de C.V.               Mexico
      Alcoa Fujikura Ltd.                                         Delaware
           Stribel GmbH                                           Germany
           Michels GmbH                                           Germany
      Alcoa Kobe Transportation Products, Inc.                    Delaware
      Alcoa Packaging Machinery, Inc.                             Delaware
      ASC Alumina, Inc.                                           Delaware
      B & C Research, Inc.                                        Ohio
      Halethorpe Extrusions, Inc.                                 Delaware
      Northwest Alloys, Inc.                                      Delaware
      Pimalco, Inc.                                               Arizona
      Three Rivers Insurance Company                              Vermont
      Tifton Aluminum Company, Inc.                               Delaware
Alcoa (Shanghai) Aluminum Products Company Limited                China
Alcoa World Alumina LLC*                                          Delaware
      Alcoa ACC Industrial Chemicals Ltd.                         India
      Alcoa Kasei Limited                                         Japan
      Alcoa Minerals of Jamaica, L.L.C.                           Delaware
      Alcoa Steamship Company, Inc.                               New York
      Halco (Mining) Inc.                                         Delaware
           Compagnie des Bauxites de Guinee                       Delaware
      Lib-Ore Steamship Company, Inc.                             Liberia
      Moralco Limited                                             Japan
      St. Croix Alumina, L.L.C.                                   Delaware
      Suriname Aluminum Company, L.L.C.                           Delaware
Alumax Inc.                                                       Delaware
      Alcoa Extrusions, Inc.                                      Pennsylvania
      Alumax Becancour, Inc.                                      Delaware
      Alumax Europe N.V.                                          Belgium
      Alumax of South Carolina, Inc.                              Delaware
           Mt. Holly Aluminum Company                             South Carolina
      Alumax Foils, Inc.                                          Delaware
      Alumax Mill Products, Inc.                                  Delaware
      Alumax Quebec, Inc.                                         Wyoming
      Eastalco Aluminum Company                                   Delaware
      Intalco Aluminum Corporation                                Delaware
      Kawneer Company, Inc.                                       Delaware
      Canalco, Inc.                                               Delaware
           Aluminerie Lauralco, Inc.                              Delaware
Gulf Closures W.L.L.                                              Bahrain
Shibazaki Seisakusho Limited                                      Japan


The names of certain subsidiaries and equity entities which, considered in the aggregate, would not constitute a significant subsidiary, have been omitted from the above list.